                                                                   Exhibit 99.7

                         NOMINEE HOLDER CERTIFICATION



To the Subscription Agent:

          The undersigned hereby certifies that it is a broker-dealer registered with the Securities and Exchange Commission, a commercial bank or trust company, a securities depository or participant therein, or a nominee therefor, holding of record ____________ shares of common stock, par value $5.00 per share of Western Resources, Inc. ("Western Resources") on behalf of _____________________, beneficial owners as of the close of business on May 9, 2001 (the "Record Date") for the distribution by Westar Industries, Inc. ("Westar Industries"), a wholly owned subsidiary of Western Resources, of non-transferable rights (the "Rights") to purchase from Westar Industries shares of common stock, par value $.01 per share ("Westar Common Shares"), all as described in Westar Industries' Prospectus dated May 18, 2001 (the "Prospectus"), a copy of which the undersigned has received. As stated in the Prospectus, one Right is being distributed for every six shares of Western common stock, or every six shares underlying a stock option or restricted share unit, held of record as of the close of business on the Record Date, except that at least one Right is being distributed to each holder of Western Resources common stock, stock options and restricted share units. The undersigned is exercising on behalf of the beneficial holders of ________ Rights and is subscribing for _______ Westar Common Shares pursuant to the basic subscription privilege and _______ Westar common stock pursuant to the over-subscription privilege. The amount subscribed for pursuant to the over-subscription privilege on behalf of each beneficial owner will not exceed the higher of (1) five times the number of Rights received by the beneficial owner, and (2) 100 shares of Westar common stock. The undersigned further certifies that each such beneficial owner is a bona fide beneficial owner of Western common stock, that such beneficial ownership is reflected on the undersigned's records and that all Western common stock which, to the undersigned's knowledge, are beneficially owned by any such beneficial owner through the undersigned have been aggregated in calculating the foregoing. The undersigned agrees to provide Westar Industries or its designee with such additional information as Westar Industries deems necessary to verify the foregoing.

                              ________________________________________
                              Name of Record Holder

                              By:_____________________________________

                                  Name:_______________________________

                                  Title:______________________________

                                  Address:____________________________

                                  Telephone Number:___________________

Date: ___________, 2001